UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 11, 2012
(Date of earliest event reported)

Commission File Number: 0-07914

(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1900 Denver, Colorado	80202-3625
(Address of principal executive offices)	(Zip Code)

(303) 296-3076
(Registrant telephone including area code)

Check the appropriate item below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Certain Officers; Appointment of Certain Officers.

Effective December 11, 2012, James M. Poage resigned as the interim Chief Financial Officer of Earthstone Energy, Inc. (the “Company”). Mr. Poage resigned in order to pursue other business opportunities. It is anticipated that Mr. Poage will continue his association with the Company, primarily in the area of SOX compliance.

On December 12, 2012, the Board of Directors of the Company appointed Paul D. Maniscalco as its new interim Chief Financial Officer. The following is a synopsis of Mr. Maniscalco’s business experience:

Paul D. Maniscalco (43). Since 2006, Mr. Maniscalco, has been a Principal with SJM Financial and Accounting, an accounting and business advisory services firm, located in Englewood, Colorado .  Prior to joining SJM, Mr. Maniscalco was a Senior Audit Manager with Sherb & Co., LLP located in Boca Raton, Florida.  Mr. Maniscalco has Big 4 accounting firm as well as regional CPA firm background and is experienced in financial statement preparation, SEC reporting, corporate governance, financial analysis and due diligence. Mr. Maniscalco currently works with several E&P industry entities.

There is no family relationship between Mr. Maniscalco and any other officer or director of the Company.

A copy of the press release announcing the resignation of James M. Poage, as interim Chief Financial Officer, and the appointment of Paul D. Maniscalco as interim Chief Financial Officer is attached hereto as Exhibit 99.1.

Item 9.01.   Exhibits

(C)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated December 13, 2012.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EARTHSTONE ENERGY, INC.

Date: December 13, 2012	By:	/s/ Ray Singleton
Ray Singleton, President

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